Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY FOR

AMERICAN PACIFIC CORPORATION

Offer to Exchange

Up to $110,000,000 aggregate principal amount of

9% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended

For

An equal aggregate principal amount of

Outstanding 9% Senior Notes due 2015

Pursuant to the Prospectus dated          , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OUTSTANDING NOTES (AS DEFINED BELOW) MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By registered or certified mail, hand or overnight delivery:	Facsimile transmissions:	For additional information:

Wells Fargo Bank, National Association	(213) 614-3355	Wells Fargo Bank, National Association
Corporate Trust Department		Corporate Trust Department
707 Wilshire Blvd, 17th Floor	Confirm by telephone:	707 Wilshire Blvd, 17th Floor
Los Angeles, CA 90017		Los Angeles, CA 90017
Attn: Maddy Hall, Assistant Vice President	(213) 614-2588	(213) 614-2588
Attn: Maddy Hall, Assistant Vice President

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.

This form or one substantially equivalent hereto must be used by a holder of the previously issued and outstanding 9% Senior Notes due 2015 (the “Outstanding Notes”) of American Pacific Corporation, a Delaware corporation (the “Company”) to accept the Company’s offer to exchange (the “Exchange Offer”) up to $111,000,000 in aggregate principal amount of the Company’s 9% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”) for an equal principal amount of the Outstanding Notes, made pursuant to the Prospectus, dated          , 2007 (the “Prospectus”), and the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”) if such holder’s Outstanding Notes are not immediately available, such holder cannot deliver their Outstanding Notes, the Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date, or such holder cannot complete the procedures for delivery by book-entry transfer on or prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus or the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the aggregate principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

By so tendering the Outstanding Notes, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal. The undersigned understands that tenders of Outstanding Notes may be withdrawn pursuant to Instruction 4 of the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Outstanding Notes listed below:

Name(s), Address(es) and Telephone		Aggregate Principal Amount of Outstanding
Number(s) of Registered Holder(s)		Notes
	Certificate Number(s)	Tendered (if less than all)

Total Principal Amount of Outstanding Notes Tendered

If Outstanding Notes will be delivered by book-entry transfer to the Depository Trust Company, please provide the account number. Account number:

PLEASE SIGN AND COMPLETE

X	Date:

X	Date:

(Signature(s) of Registered Holder or Authorized Signatory)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificate(s) representing the Outstanding Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 2.

PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):	Address:
Capacity:
(Full Title)

(Include Zip Code)
Name(s):	Telephone Number:
Capacity:	(Include Area Code)
(Full Title)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(Not to Be Used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the Exchange Act), hereby (1) represents that each holder of the Outstanding Notes on whose behalf this tender is being made own(s) the Outstanding Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of the Outstanding Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility of the Depository Trust Company) with delivery of a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a letter of transmittal a message from the Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the letter of transmittal, and any other required documents, all within three business days after the Expiration Date of the Exchange Offer.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Outstanding Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name of Firm:	Address:

By:
(Authorized Signature)

Name:	(Include Zip Code)

Title:	Telephone Number:
(Full Title)	(Include Area Code)
Date:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder of the Outstanding Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Depository Trust Company whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder of the Outstanding Notes or a participant of the Depository Trust Company, the certificates representing such Outstanding Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in any case signed by such registered holder exactly as the name(s) of the registered holder of the Outstanding Notes appear(s) on the certificates. Signatures on the endorsement or bond power must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

If this Notice of Guaranteed Delivery is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of its authority so to act must be submitted, unless waived by the Company.

3.	Requests for Assistance or Additional Copies.

Requests for assistance relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the Notice of Guaranteed Delivery may be directed to the Exchange Agent at its address set forth on the cover of this Notice of Guaranteed Delivery.

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